Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
ANNOUNCES SECOND QUARTER and YEAR TO DATE FISCAL 2009 RESULTS
     Southampton, PA, October 14, 2008 — Environmental Tectonics Corporation (AMEX: ETC) (“ETC” or the “Company”) today announced financial results for the second quarter and the first six months of fiscal 2009 which ended on August 29, 2008.
     Thirteen weeks ended August 29, 2008 compared to thirteen weeks ended August 24, 2007
     The Company had a net loss of $1,593,000, or $0.20 per share (basic and diluted), during the second quarter of fiscal 2009 compared to a net loss of $2,970,000, or $0.34 per share (basic and diluted), for the second quarter of fiscal 2008, representing a decrease in net loss of $1,377,000. This decrease in net loss reflected a significant increase in sales and corresponding gross profit. Acting as partial offsets were higher research and development expenses and interest expense.
     Sales for the second quarter of fiscal 2009 were $8,724,000 as compared to $4,247,000 for the second quarter of fiscal 2008, an increase of $4,477,000, 105.4%. Significant increases were evidenced in all geographic areas. Additionally, most product areas showed significantly improved performance, with triple digit percentage increases in all product lines except sterilizers and service and spares.
     Domestic sales in the second quarter of fiscal 2009 were $4,322,000 as compared to $2,400,000 in the second quarter of fiscal 2008, an increase of $1,922,000 or 80.1%, primarily reflecting significant increases in the environmental and hyperbaric product areas. The environmental and hyperbaric lines were up a combined $1,822,000, 262.2%. Environmental continued production on a multiple unit order from a domestic automotive manufacturer. Hyperbaric placed almost five times as many monoplace chambers in the current fiscal quarter versus the prior corresponding quarter. Domestic sales represented 49.5% of the Company’s total sales in the second quarter of fiscal 2009, as compared to 56.5% for the second quarter of fiscal 2008. U.S. Government sales in the second quarter of fiscal 2009 were $386,000 as compared to $79,000 in the second quarter of fiscal 2008 and represented 4.4% of total sales in the second quarter of fiscal 2009 versus 1.9% for the second quarter of fiscal 2008.
     International sales for the second quarter of fiscal 2009 were $4,016,000 as compared to $1,768,000 in the second quarter of fiscal 2008, an increase of $2,248,000 or 127.1%, and represented 46.1% of total sales, as compared to 41.6% in the second quarter of fiscal 2008. The current reporting period benefited from significant percentage of completion (“POC”) revenue recognition for contracts in the Middle East.
     Gross profit for the second quarter of fiscal 2009 was $2,042,000 as compared to $588,000 in the second quarter of fiscal 2008, an increase of $1,454,000 or 247.3%. This increase reflected the aforementioned increased sales level and corresponding gross profit coupled with an improvement in the gross profit rate as a percent of revenue to 23.4% compared to 13.8% in the prior period. The improved gross profit percentage was the result of an improved product mix which included significant sales of high margin pilot training equipment. Reflecting the increased sales levels in almost all product and geographic categories, most product and geographic categories generated higher gross profit rates.
     Selling and administrative expenses for the second quarter of fiscal 2009 were $2,755,000 as compared to $2,680,000 in the second quarter of fiscal 2008, an increase of $75,000 or 2.8%. As a result of the higher sales levels, commission expense increased by $538,000 or 96.4%, offset in part by a reduction in claims expense of $211,000. As a percentage of sales, selling and administrative expenses were 31.6% in the current period compared to 63.1% in the second quarter of fiscal 2008. Claims settlement costs in the prior period consist of an additional reserve for a payment under a settlement to the Government of $250,000.
     Research and development expenses, which are charged to operations as incurred, were $404,000 for the second quarter of fiscal 2009 as compared to $237,000 in the prior period, primarily for work performed in the Company’s Turkish subsidiary.
     Interest expense for the second quarter of fiscal 2009 was $434,000 as compared to $386,000 for the second quarter of fiscal 2008, representing an increase of $48,000 or 12.4%. The increase reflected higher interest expense on a higher average loan balance partially offset by lower amortization expense related to the beneficial feature of the Company’s Subordinated Note and the value assigned to warrants which were issued with the Subordinated Note as part of the Company’s February 2003 refinancing. Amortization expense associated with the Subordinated Note has been recalculated to reflect the extension of the maturity date of the note.
     Other income/expense, net, was a net expense of $50,000 for the second quarter of fiscal 2009 versus a net expense of $11,000 for the second quarter of fiscal 2008, an increase of $39,000.
     Twenty six weeks ended August 29, 2008 compared to twenty six weeks ended August 24, 2007
     The Company had a net loss of $3,082,000, or $0.39 per share (basic and diluted), during the first half of fiscal 2009 compared to a net loss of $8,695,000, or $0.98 per share (basic and diluted), for the first half of fiscal 2008, representing a decrease in net loss of $5,613,000. This decrease in net loss was due primarily to the increased sales and associated gross profits. Additionally, the prior period included claims costs of $3,639,000 associated with a settlement with the U.S. Government under a contract for submarine rescue chambers. Acting as a partial offset was an increase in research and development expenses of $408,000.
     Sales for the first half of fiscal 2009 were $18,699,000 as compared to $8,594,000 for the first half of fiscal 2008, an increase of $10,105,000 or 117.6%. Significant increases were evidenced in all geographic areas. Additionally, most product areas showed significantly improved performance, with most evidencing triple digit percentage increases ranging from entertainment (up 103%) to environmental (up 341%).
     Overall, domestic sales in the first half of fiscal 2009 were $9,644,000 as compared to $4,841,000 in the first half of fiscal 2008, an increase of $4,803,000 or 99.2%, reflecting the aforementioned increases in most product areas. Domestic sales represented 51.6% of the Company’s total sales in the first half of fiscal 2009, down from 56.3% for the first half of fiscal 2008. U.S. Government sales in the first half of fiscal 2009 were $1,377,000 as compared to $648,000 in the first half of fiscal 2008 and represented 7.4% of total sales in the first half of fiscal 2009 versus 7.5% for the first half of fiscal 2008.
     International sales for the first half of fiscal 2009 were $7,678,000 as compared to $3,105,000 in the first half of fiscal 2008, an increase of $4,573,000 or 147.3%, and represented 41.0% of total sales, as compared to 36.2% in the first half of fiscal 2008.
     Gross profit for the first half of fiscal 2009 was $4,537,000 as compared to $1,527,000 in the first half of fiscal 2008, an increase of $3,010,000 or 197.1%. This increase primarily reflected the aforementioned higher sales level. Gross profit as a percentage of sales improved to 24.3% during the first half of fiscal 2009 compared to 17.8% for the prior period. The improved gross profit percentage was the result of an improved product mix which included significant sales of high margin pilot training equipment.
     Selling and administrative expenses for the first half of fiscal 2009 were $6,068,000 as compared to $5,523,000 in the first half of fiscal 2008, an increase of $545,000 or 9.9%. Increased spending for legal costs, a reserve for a potential legal settlement, higher commissions on the higher sales levels, bid and proposal costs on increased bid activity and higher consulting expenses related to ATFS marketing efforts were partially offset by reduced claims expenses. As a percentage of sales, selling and administrative expenses were 32.5% for the first half of fiscal 2009 compared to 64.3% in the first half of fiscal 2008. Claims settlement costs in the first half of fiscal 2008 consist of a write off of contract accounts receivables of $89,000 and a reserve for a tentative payment to the Government of $3,550,000.
     Research and development expenses, which are charged to operations as incurred, were $699,000 for the first half of fiscal 2009 compared to $291,000, which is net of monies due under a NASA grant of $232,000, for the first half of fiscal 2008. The net increase primarily reflected activity in the Company’s Turkish subsidiary.
     Interest expense for the first half of fiscal 2009 was $870,000 as compared to $740,000 for the first half of fiscal 2008, representing an increase of $130,000 or 17.6%. The increase reflected higher interest expense reflecting new borrowings partially offset by lower amortization expense related to the beneficial feature of the Company’s Subordinated Note and the value assigned to warrants which were issued with the Subordinated Note as part of the Company’s February 2003 Refinancing. Amortization expense associated with the Subordinated Note has been recalculated to reflect the extension of the maturity date of the subordinated note to March 1, 2010.

     Other income/expense, net, was a net income of $11,000 for the first half of fiscal 2009 versus a net expense of $41,000 for the first half of fiscal 2008, an increase in income of $52,000. The current period included miscellaneous income related to an insurance settlement.

	Summary Table of Results
	Thirteen weeks ended		Variance
	August 29,	August 24,
	2008	2007	$	%
	(amounts in thousands)		Favorable (Unfavorable)
Sales:
Domestic	$4,322	$2,400	$1,922	80.1%
US Government	386	79	307	388.6%
International	4,016	1,768	2,248	127.1%

Total Sales	8,724	4,247	4,477	105.4%

Gross Profit	2,042	588	1,454	247.3%

Selling, general and administrative	2,755	2,680	(75)	(2.8)%
Claim settlement costs	—	250	250	100.0%
Research and development	404	237	(167)	(70.5)%

Operating loss	(1,117)	(2,579)	1,462	56.7%
Interest expense, net	434	386	(48)	(12.4)%
Other expense, net	50	11	(39)	(354.5)%
Minority interest	(8)	(6)	2	33.3%

Net loss	($1,593)	($2,970)	$1,377	46.4%
Net loss per share applicable to common
stockholders	($0.20)	($0.34)	$0.14	41.2%

	Summary Table of Results
	Twenty six weeks ended		Variance
	August 29,	August 24,
	2008	2007	$	%
	(amounts in thousands)		Favorable (Unfavorable)
Sales:
Domestic	$9,644	$4,841	$4,803	99.2%
US Government	1,377	648	729	112.5%
International	7,678	3,105	4,573	147.3%

Total Sales	18,699	8,594	10,105	117.6%

Gross Profit	4,537	1,527	3,010	197.1%

Selling, general and administrative	6,068	5,523	(545)	(9.9)%
Claim settlement costs	—	3,639	3,639	100.0%
Research and development	699	291	(408)	(140.2)%

Operating profit (loss)	(2,230)	(7,926)	5,696	71.9%
Interest expense, net	870	740	(130)	(17.6)%

	Summary Table of Results
	Twenty six weeks ended		Variance
	August 29,	August 24,
	2008	2007	$	%
	(amounts in thousands)		Favorable (Unfavorable)
Other expense, net	(11)	41	52	126.8%
Minority interest	(7)	(12)	(5)	41.7%

Net loss	($3,082)	($8,695)	$5,613	64.6%
Net loss per share applicable to common stockholders	($0.39)	($0.98)	$0.59	60.2%

The reader is referred to the Company’s Quarterly Report on Form 10-Q for the period ended August 29, 2008 for additional information on the Company’s financial results.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) potential additional funding by Lenfest, (ii) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, including our outstanding litigation with Disney; (viii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (ix) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)     Fax: 215-357-4000
ETC — Internet Home Page: http://www.etcusa.com

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